Exhibit 10.1

March 9, 2012

Harris Interactive Inc.

60 Corporate Woods

Rochester, New York 14623

Attn: Chief Financial Officer

Harris Interactive Inc.

161 Sixth Avenue

New York, New York 10013

Attn: General Counsel

Re: Common Stock Repurchase Program

Dear Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of June 30, 2010 (as amended, restated, supplemented, modified or otherwise in effect from time to time, the “Credit Agreement”), by and among Harris Interactive Inc. (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent and Issuing Bank. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

The undersigned hereby acknowledges and agrees that, notwithstanding the limitations on Restricted Payments in Section 6.6 of the Credit Agreement and so long as no Default or Event of Default then exists or would result therefrom, the Borrower may, from time to time, make repurchases of its common stock as described in the stock repurchase program announced by the Borrower in its press release issued on March 8, 2012, with an aggregate purchase price for all such repurchases not to exceed $1,000,000.

This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This letter agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart hereof. This letter agreement constitutes a “Loan Document” under the Credit Agreement.

This letter agreement becomes effective when signed by the Administrative Agent and Required Lenders and countersigned by the Borrower.

[Signature page follows.]

Sincerely yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Thomas C. Strasenburgh
Name: Thomas C. Strasenburgh
Title: Vice President & Authorized Officer

ACKNOWLEDGED AND AGREED:

HARRIS INTERACTIVE INC., as Borrower

By	/s/ Eric W. Narowski
Name: Eric W. Narowski
Title: Interim Chief Financial Officer